Exhibit 99.1

CORPORATE PARTICIPANTS
Steven Nielsen Dycom Industries, Inc. - President and CEO
Tim Estes Dycom Industries, Inc. - Executive VP, COO
Rick Vilsoet Dycom Industries, Inc. - VP, General Counsel, Secretary
Drew DeFerrari Dycom Industries, Inc. - SVP, CFO

CONFERENCE CALL PARTICIPANTS
Alex Rygiel FBR & Company - Analyst
Sean Eastman KeyBanc Capital Markets - Analyst
Adam Thalhimer BB&T Capital Markets - Analyst
Jennifer Fritzsche Wells Fargo Securities, LLC - Analyst
Christian Schwab Craig-Hallum Capital Group - Analyst
Bill Newby D.A. Davidson & Company - Analyst
Alan Mitrani Sylvan Lake Management - Analyst
Cobb Sadler Catamount Strategic Advisors LLC

PRESENTATION

Operator

Ladies and gentlemen, thank you for standing by, and welcome to the Dycom results call.

(Operator Instructions)

As a reminder, this conference is being recorded. I'd now like to turn the call over to our host, President and CEO Mr. Steven Nielsen. Please go ahead Sir.

Steven Nielsen - Dycom Industries, Inc. - President and CEO

Thank you, Brad. Good morning, everyone. I'd like to thank you for attending this conference call to review our first-quarter FY16 results. During the call we will be referring to a slide presentation which can be found on our website, www.dycomind.com, under the heading Events. Relevant slides will be identified by number throughout our presentation.

Going to slide 3, today we have on the call Tim Estes, our Chief Operating Officer; Drew DeFerrari, our Chief Financial Officer; and Rick Vilsoet, our General Counsel. Now I will turn the call over to Rick Vilsoet.

Rick Vilsoet - Dycom Industries, Inc. - General Counsel

Thank you, Steve. Except for historical information, the statements made by Company management during this call may be forward-looking and are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, including those related to the Company's outlook, are based on management's current expectations, estimates and projections, and involve known and unknown risks and uncertainties which may cause the Company's actual results in future periods to differ materially from forecasted results. Those risks and uncertainties are more fully described in the Company's annual report on Form 10-K for the year ended July 25, 2015 and other periodic filings with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking statements. Steve?

Steven Nielsen - Dycom Industries, Inc. - President and CEO

Thanks, Rick. Now moving to slide 4 and a review of our first-quarter results. As you review our results, please note that we have presented in our release and comments certain revenue amounts excluding revenues from businesses acquired during the first and fourth quarters of FY15 and the first quarter FY16 -- adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted Earnings per Share, all of which are Non-GAAP financial measures. See slides 14 through 19 for a reconciliation of Non-GAAP measures to GAAP measures.

Revenue increased significantly year over year to $659.3 million, an increase of 29.2%. This quarter was impacted by a broad increase in demand from each and every one of our top five customers as we deployed 1 gigabit wireline networks and grew core market share. These factors offset a reduction in services for wireless carriers.

Gross margins increased 215 basis points as a percent of revenue, reflecting a better mix of work types, increased revenue density, and broadly improved operating performance, while general and administrative expenses also improved year over year, decreasing 95 basis points. All of these factors produced adjusted EBITDA of $105.7 million or 16% of revenue, and Adjusted Net Income of $1.24 per diluted share compared to $0.59 in the year-ago quarter.

Cash and availability under our credit facility totaled $282.6 million. During the quarter we repurchased approximately 954,000 shares of our common stock for $70 million at an average price of $73.35 per share. In addition, we purchased TelCom Construction for $49 million. And, finally, we successfully completed the issuance of $485 million of senior convertible notes at a 75 basis point coupon and redeemed $277.5 million of our 7 1/8 senior subordinated notes.

Our outstanding performance at the beginning of our new fiscal year occurred within an industry environment where our customers continue to convert aggressive plans for the future into specific initiatives. These initiatives augur well for an increase in concrete opportunities and accordingly we are sufficiently encouraged to confidently forecast continued robust performance even as we are currently producing very strong results.

Going to slide 5, today a number of major industry participants are deploying significant wireline networks across broad sections of the country. These newly deployed networks are generally designed to provision bandwidth enabling 1 gigabit speeds to individual consumers. One industry participant has articulated plans to deploy speeds to 10 gigabits, while others are preparing to do so.

These industry developments are producing opportunities across a broad array of our existing customers which in aggregate are without precedent for the industry, in our experience. Currently we are providing program management, engineering and design, aerial and underground construction and fulfillment services for 1 gigabit deployments. These services are being provided across the country in dozens of metropolitan areas to a number of customers.

Revenues and opportunities driven by this new industry standard accelerated during the first quarter of FY16. Customers are publicly outlining multi-year initiatives which are being implemented and managed on a market by market basis.

As our understanding increases of the activity levels required for 2016 and beyond, it is clear that calendar 2015 has been the foundational year for a massive investment cycle in wireline networks, which will be more meaningful than the one that occurred for us in the 1990s. We remain confident that our competitively unparalleled scale and market share, as well as our robust financial strength position us well to deliver valuable service to our customers for those opportunities which have the highest likelihood of benefiting our shareholders.

Now moving to slide 6, during the quarter we experienced the effects of an overall industry environment which showed clear signs of acceleration. Organic revenues grew 21.9%. Our top five customers combined produced 64.9% of revenue, increasing 32.8% organically, while all other customers increased 6% organically. Of note, for the third consecutive quarter each one of our top five customers grew organically.

AT&T was our largest customer at 19.1% of total revenue or $125.8 million. AT&T grew 15.4% organically year over year. Growth in wireline services more than offset an expected year-over-year decline in wireless.

Revenue from CenturyLink was $102.9 million or 15.6% of revenue. CenturyLink grew 16.5% organically. Revenue from Comcast was $79.3 million or 12.0% of revenue. Comcast was our third largest customer and grew organically 21.8%.

Verizon was Dycom's fourth largest customer for the quarter at 9.7% of revenue or $64.1 million. Verizon grew organically 71.2%. Revenue from a customer who has requested that we not disclose their identity was $55.9 million or 8.5% of revenue. It was our fifth-largest customer.

Going to slide 7, backlog at the end of the first quarter was $3.967 billion versus $3.680 billion at the end of the fourth quarter 2015, an increase of approximately $287 million. Of this backlog, approximately $1.622 billion is expected to be completed in the next 12 months. Both backlog calculations reflect solid performance as we continue to book new work and renew existing work. We continue to anticipate substantial future opportunities across a broad array of our customers.

For AT&T we renewed construction and maintenance agreements in North Carolina, South Carolina, Georgia and Florida. From Windstream we received a new construction and maintenance agreement for North Carolina. With Comcast we secured a new construction and maintenance services agreement in the state of Washington. For Verizon we renewed engineering services agreements from Massachusetts, Rhode Island, New York, New Jersey, Maryland and Virginia. And, finally, we secured rural and municipal broadband builds in Wisconsin, North Carolina and South Carolina.

Headcount increased during the quarter to 12,193. Now I will turn the call over to Drew for his financial review and outlook.

Drew DeFerrari - Dycom Industries, Inc. - CFO

Thanks, Steve. Good morning, everyone. Going to slide 8, contract revenues for Q1 of 2016 were $659.3 million, and organic growth was at 21.9%, reflecting solid growth from a number of our top customers. Acquired businesses contributed $39.5 million of revenue in the current period.

Adjusted EBITDA increased to 16.0% of revenue or $105.7 million compared to 13.0% or $66.4 million in the year-ago period. Gross margins increased 215 basis points from an improved mix of customer opportunities and improved operating performance compared to Q1 2015, as well as lower fuel prices. G&A as a percent revenue decreased approximately 95 basis points year over year from improved operating leverage as the Company efficiently increased in scale.

The strength of the performance this quarter resulted in non-GAAP Adjusted EPS of $1.24 compared to EPS of $0.59 in Q1 2015. Our Non-GAAP Adjusted EPS for Q1 2016 excludes the impact of the cost to redeem our 7 1/8 senior subordinated notes, and also excludes the impact of non-cash amortization of the debt discount on our new senior convertible notes. See slides 14 through 19 of today's slide presentation for a reconciliation of GAAP to Non-GAAP financial measures.

Going to slide 9, during the first quarter we executed several financing transactions which will significantly reduce our future cash interest costs. First, we issued $485 million of six-year senior convertible notes that have a 75 basis point annual cash coupon. This cash coupon is significantly lower than our previous senior subordinated notes that were bearing interest at 7 1/8 until we redeemed them during Q1 2016.

The new notes were allocated on the balance sheet between the debt and equity components. This allocation resulted in a debt discount of $116.4 million for accounting purposes that amortizes interest expense over the six-year term of the notes but will not require cash interest payments. Accordingly, we are presenting Non-cash Adjusted Net Income and Non-GAAP Adjusted EPS measures, which both exclude the impact of non-cash amortization of the debt discount.

The notes are convertible into shares of the Company's common stock if the share price exceeds $96.89 per share at maturity, a premium of 30% above the share price in mid-September when the notes were issued. To hedge potential dilution, the Company entered into a convertible note hedge with bank counterparties whereby they would be obligated to deliver shares of Dycom common stock to the Company if the notes are converted.

Additionally, the Company sold warrants to the same bank counterparties whereby the Company would deliver shares of Dycom common stock to those bank counterparties if the Company's stock price exceeds $130.43 per share at settlement. This strike price represents a premium of 75% above the stock price when the notes were issued.

We furnished in 8-K on September 28, 2015 to outline the accounting for these instruments, and we encourage you to read the 8-K as well as our other periodic reports for a more detailed description of the transaction. In summary we issued $485 million of debt at a cash coupon of 0.75% while experiencing no economic dilution until the share price exceeds $130.43 per share.

Now moving to slide 10, our balance sheet and financial profile continue to reflect the strength of our business. Operating cash flows used $28.9 million during the quarter. This included the use of approximately $19.1 million for the early payment of interest and call premium on the extinguishment of our previously outstanding 7 1/8 senior subordinated notes. Additionally, operating cash flow supported our strong sequential growth and recent acquisition.

During Q1 our combined DSOs of AR and cost in excess of billings net were at 94 days, which was lower than the Q1 2015 DSO but slightly up on a sequential basis as we experienced strong growth. During the quarter we collected the remaining balance of $6.8 million on a stimulus project where the customer owed us for past due balances.

Capital expenditures, net of disposals were $39.4 million during Q1 2016 to support growth in replacement needs. Our capital spending is trending modestly higher than our initial 2016 expectation to support recently emerging growth opportunities. We now expect our capital expenditures, net of disposals for the full year of 2016 to be near $150 million.

During the first quarter of 2016 we spent a total of $70 million to repurchase over 954,000 shares of our common stock at an average price of $73.35 per share. We completed the acquisition of TelCom Construction for a purchase price of approximately

$49 million. We ended the quarter with $150 million outstanding on the term loan and $131.3 million drawn on the revolver of our senior credit facility.

In summary, we continue to maintain a strong balance sheet. And our liquidity is over $282 million, consisting of availability under our credit facility and cash on hand.

Now going to our outlook on slide 11, for Q2 of 2016 our outlook contemplates normal winter weather patterns, and we currently anticipate revenues which range from $530 million to $550 million. We expect a broad range of demand by several large customers, robust 1 gigabit deployments, CAF II launches, and core market share growth. This outlook includes an expectation of more than $20 million of revenue from recently acquired businesses.

Each year our second-quarter results decline sequentially from our first quarter due to seasonality. Our results are impacted by inclement winter weather, fewer available workdays due to the holidays, reduced daylight work hours, and the restart of calendar payroll taxes. For Q2 of 2016 the gross margin percent is expected to expand from Q2 2015 and reflects an improving mix of customer growth opportunities.

Total G&A costs as a percent of revenue are expected to decline slightly from Q2 2015 as our operating leverage continues to improve as we increase our scale. Total G&A is expected to include $4.3 million of share-based compensation compared to $3.7 million in the year-ago period.

Depreciation and amortization is expected to increase and range from $29.5 million to $30.2 million as a result of the increase in net capital expenditures and the incremental costs of our recently acquired businesses. Adjusted interest expense of approximately $3.6 million will include the 0.75% cash coupon on our convertible notes, interest on our senior credit agreement, amortization of debt discount costs, and other interest. Adjusted interest expense excludes $4.1 million of interest expense for non-cash amortization of the debt discount.

Other income from asset sales is expected to range from $1.1 million to $1.5 million. Our tax rate is expected to approximate 38% during Q2 2016.

These factors are expected to generate an Adjusted EBITDA margin percent which exceeds the Q2 2015 results and Non-GAAP earnings which are currently expected to range from $0.52 to $0.60 per diluted share. This range of Non-GAAP earnings per share excludes the non-cash amortization of the debt discount of our senior convertible notes. We expect approximately 33.7 million diluted shares during Q2 2016 with shares gradually increasing in subsequent quarters.

Now going to slide 12, looking ahead to Q3 of FY16, our outlook reflects normal winter weather patterns at the beginning of Q3, and we currently expect total revenue growth in the high teens or slightly better as a percentage of revenue compared to Q3 2015. We expect a broad range of demand by several large customers, robust 1 gigabit deployments, CAF II underway, core market share growth, and cable capacity projects expanding. This outlook includes an expectation of more than $20 million of revenue from recently acquired businesses. We expect margins to increase over the Q3 2015 results and expect normal winter weather and related impacts on productivity during Q3 2016.

G&A expense is expected to decline as a percent revenue year over year from continued improvement in operating leverage. Non-cash stock-based compensation is expected to be approximately $4.0 million. And the Adjusted EBITDA margin percent is currently expected to increase from Q3 2015.

Other factors influencing results include depreciation and amortization, which is expected to increase and range from $30.1 million to $30.8 million as a result of the increase in net CapEx and the costs of our recently acquired businesses. Adjusted interest expense is expected to be approximately $3.6 million excluding $4.2 million of interest expense for the non-cash amortization of the debt discount.

Other income from asset sales is expected to range from $3.0 million to $3.5 million. Finally, as a result of our 52/53 week calendar, please note that Dycom's FY16 will include 53 weeks of operations with the extra week of operations included in Q4 of 2016.

Now I will turn the call back to Steve.

Steven Nielsen - Dycom Industries, Inc. - President and CEO

Thanks, Drew. Moving to slide 13, within a growing economy we experienced the effects of a robust industry environment and capitalized on our significant strengths. First and foremost, we maintain strong customer relationships throughout our markets. We continue to win and extend contracts at attractive pricing.

Secondly, the strength of those relationships and the extensive market presence they have created has allowed us to be at the forefront of evolving industry opportunities. The end market drivers of these opportunities remain firm and are strengthening.

Telephone companies are deploying fiber-to-the-home and fiber-to-the-node technologies to enable video offerings and 1 gigabit high-speed connections. These deployments are accelerating and impacting our business. Some of those telephone companies previously deploying fiber-to-the-node architectures have definitively transitioned to fiber-to-the-home deployments, while others are beginning to provision video over their fiber-to-the-node architectures.

Cable operators are continuing to deploy fiber to small and medium businesses and with increasing urgency. Some are doing so in anticipation of the customer sales process. Overall, cable capital expenditures, newbuild opportunities and capacity expansion are increasing. Dramatically increased speeds to consumers are being provisioned.

New projects resulting from the Connect America Fund II are in planning and engineering with construction launching shortly. These projects are deploying fiber deeper into rural networks and more are expected as multi-year opportunities emerge through the balance of this calendar year. And customers are consolidating supply chains, creating opportunities for market share growth.

Within this context we believe we are uniquely positioned to manage and capitalize the meaningfully experienced and improving industry environment to the benefit our shareholders. We remain encouraged that our major customers possess significant financial strength and are increasingly committing to multi-year capital spending initiatives, which are meaningfully accelerating and expanding in scope across a number of customers. We remain confident in our strategies, the prospects for our Company, the capabilities of our dedicated employees, and the experience of our management team as we grow our business and capitalization.

Now, Brad, we will open the call for questions.

QUESTION AND ANSWER

Operator

(Operator Instructions)

Alex Rygiel.

Alex Rygiel - FBR & Company - Analyst

Thanks, Steve and Drew. Great quarter. Congratulations.

Steve, a couple quick questions. It definitely seems like your traditional telcos have been accelerating their growth now for the last handful of quarters. But in a couple times on the call, it seemed like you were suggesting that maybe the cable customers were poised to reaccelerate. Should we expect somewhat of a little bit of a mix shift towards those cable customers in the upcoming quarters?

Steven Nielsen - Dycom Industries, Inc. - President and CEO

There's clearly a new technical standard coming out in the cable industry that is impacting the business going forward. We've had one customer in particular talk about investing in network capacity. I think it's an open question, given the strong growth across all of our businesses, whether they grow faster than other parts of the business or just everybody grows quickly together.

Alex Rygiel - FBR & Company - Analyst

And then when we think about your incremental gross margin, obviously it was very strong this quarter and the last handful of quarters. But can you talk about a couple of the different variables that will affect that incremental gross margin over the coming quarters?

Steven Nielsen - Dycom Industries, Inc. - President and CEO

I think the issue with respect to gross margin is to make sure that we are deploying our resources on those opportunities where we have the best footprint and where we can do the best job for the customer and where we are the most effective at managing the workforce. We've got a broad footprint, so that's a lot of places. But we are going to be careful where we commit, given the enormity of the opportunities that we are seeing going forward.

Alex Rygiel - FBR & Company - Analyst

Thanks. I'll get back in the queue.

Operator

Tahira Afzal.

Sean Eastman KeyBanc Capital Markets - Analyst

Good morning. This is Sean on for Tahira today.

Congrats on another solid performance this quarter. My first question is just on the top line. It's great to see the top-line growth continuing to accelerate here at the start of the year. I'd just like to get a flavor for when you look at the velocity of Dycom's growth versus the overall market, how much of that growth is you really gobbling up market share versus your customers' accelerating their buildouts?

Steven Nielsen - Dycom Industries, Inc. - President and CEO

Certainly we have some opportunities that we talked about this quarter where we added a couple of new service areas for some key customers. We talked last quarter on a similar expansion in our market share. But I would not underplay the opportunities available broadly in the industry, given all the factors that we talked about with respect to 1 gig, the cable expansion, as well as CAF II.

And I would also tell you that even in our businesses that are more levered to the general economy, particularly housing, we are seeing growth. So I think it's really broadly based.

Sean Eastman KeyBanc Capital Markets - Analyst

Okay, thanks.

And then, secondly, maybe just to touch on the Connect America Fund Phase II opportunity. How much hit backlog for the Connect America Fund this quarter? And what kind of contribution are you assuming out to the third quarter for the top line? How does that trajectory play out over the next several quarters?

Steven Nielsen - Dycom Industries, Inc. - President and CEO

There was essentially no backlog for CAF II. And at the end of October, as we've talked about in our comments, we think there will be things developing before the end of the calendar year. We expect construction to start in the April quarter.

Beyond that, we are not relying on a substantial contribution from CAF II to hit our guidance because we're still working through customer discussions. And until those are settled, we really haven't included it.

Sean Eastman KeyBanc Capital Markets - Analyst

Okay, got it. Thanks and congrats again.

Operator

Adam Thalhimer.

Adam Thalhimer - BB&T Capital Markets - Analyst

Good morning. Great quarter. Can you give us an update on the competitive environment, just broadly what you're seeing out there?

Steven Nielsen - Dycom Industries, Inc. - President and CEO

I think as we've just generally said before, Adam, there's a lot of business out there. We have been successful when we are focused on the key customers that have really supported our business for a long period of time. And we are very loyal to them.

As I've also said, there are going to be, given the opportunities in the industry and as well as we're performing, we expect competition to increase as it has in other cycles. But it's not of any significant concern. As long as we do a good job for customers, there's plenty of business out there.

Adam Thalhimer - BB&T Capital Markets - Analyst

How difficult would it be for a large E&C company who is not in the business to get into the business?

Steven Nielsen - Dycom Industries, Inc. - President and CEO

I think the dynamic is similar to one that we saw in the 1990s, that when the profile of the industry becomes as attractive as it is now, it obviously attracts attention. At the same time, given the real premium that the industry requires and capability to grow resources, it's also a harder time to get in.

So it's an attractive opportunity, I'm sure. But the reality of it today -- as you saw, we added over 1,000 employees in the quarter, over 600 organically. And we are going to have to add more as we go forward. And I think that is not necessarily where those program management type companies particularly are focused.

Adam Thalhimer - BB&T Capital Markets - Analyst

Okay.

Can I also ask you a question on the gross margin? My model doesn't go back to the 1990s. But back in the early 2000s, you had some quarters, 24%, 25% gross margins, which is still quite a bit above where we are now. Can you give us a little more color on where those could go?

Steven Nielsen - Dycom Industries, Inc. - President and CEO

Adam, we've given some intermediate guidance here for the next couple of quarters. I don't know that I would go beyond that.

Other than to say in some ways where we're at today may be somewhat more impressive in that in those earlier periods of time, we did not have near the business we do currently in the fulfillment for cable operators. As well as utility underground facility locating, which are one-technician-and-a-truck businesses and tend to have lower capital inputs. I think the business is a little bit different than when we were at those margins, based on the mix.

Adam Thalhimer - BB&T Capital Markets - Analyst

Okay. And just, lastly, you said the wireless is still a bit of a headwind here. What would be your expectation for that business going forward?

Steven Nielsen - Dycom Industries, Inc. - President and CEO

The business quarter over quarter, year over year, was down about 40%. I think that's in line with what you see generally from others who have spoken about it.

I think, from what we understand -- and we don't have a large business there, it's a nice business, we'd like it to be bigger but it's not all that large for us -- we think the activity levels will be up next year. But we are not as confident that revenues will be up just because the type of work that's available may very well have less revenue per site than it has in the past, just based on its capacity expansion rather than new site builds.

Adam Thalhimer - BB&T Capital Markets - Analyst

Got it. Thanks very much.

Operator

Jennifer Fritzsche.

Jennifer Fritzsche - Wells Fargo Securities, LLC - Analyst

Thank you for taking the question. A few if I may. I just wanted to explore the cable point once again.

Drew, you made comments about cable capacity projects expanding.

Steve, you used the words increased urgency. I understand the pushout of fiber in capacity, but a lot of investors might come back and say but DOCSIS 3.1 will get them there really without additional fiber spend. That seems incorrect based on your comments.

And then, secondly, if I may, one of your largest customers has what I'd call a quasi-government mandate to build out certain homes to fiber. That's about 20% of their footprint. Is your sense that, based on discussions and comments you've made about multi-year agreements, that could go further?

Steven Nielsen - Dycom Industries, Inc. - President and CEO

Okay. We will try to knock them down one at a time, Jennifer. And if we miss them, just make sure we cover them.

With respect to what we said in our comments was that clearly the cable industry is very focused on deploying fiber to small and medium businesses. And they have been for a long period of time. It's been a great growth engine for those folks, and we continue to see urgency around that deployment. So I think that's a clear opportunity for us going forward.

With respect to DOCSIS, we know what we're being asked to do. We work for big customers. They have lots of programs that they are managing all the time. We're confident that when they ask us to do things that they intend for us to get it done.

I'm not going to get in the middle of trying to side with respect to some conceptual question around DOCSIS, what it implies. We are just speaking to what we see in the business.

And then with respect to fiber (inaudible) specifically, where there are some commitments that have been made, we fully expect and the behavior we are seeing is consistent with they intend to meet the commitments that they've made. And that's a substantial ramp for a long period of time. And I think that's what our comments are, not with respect to any longer period because that's not ours to say. We will defer to our customers on that.

Jennifer Fritzsche - Wells Fargo Securities, LLC - Analyst

Great. Thank you, Steve.

Operator

Christian Schwab.

Christian Schwab - Craig-Hallum Capital Group - Analyst

Congratulations on another great quarter, Steve.

When we look at the expectation of normal winter weather patterns, which we've highlighted numerous times, there is an opportunity for the weather to be less harsh this year -- or so say the people who get paid to guess that. Are you trying to insinuate that should the weather be better we'd have the backlog and the people to do more work? Is that fair?

Steven Nielsen - Dycom Industries, Inc. - President and CEO

I think, Christian, what isn't contingent on weather is the fact that we have less daylight, four holidays in the quarter, and a dead week between Christmas and New Year's. I've been doing this a long time. And I can't imagine that the performance of the weather in any individual quarter really alters long-term value.

We've had good periods of time in this business before. But if you ask me what the El Nino effect was in the second quarter of 1998, I have no clue. I know there was one, but I'm not sure it altered value in the long run.

Christian Schwab - Craig-Hallum Capital Group - Analyst

Fair enough.

And then could you quantify the gross margin improvement year over year positively impacted by the decline in gas prices?

Drew DeFerrari - Dycom Industries, Inc. - CFO

Christian, this is Drew.

It was about $0.05 of EPS year over year. And just as a reminder, the price broke down in fuel in our Q1 of 2015. So last year is when the price really dropped down to begin with, about halfway through the quarter.

Steven Nielsen - Dycom Industries, Inc. - President and CEO

We see that as less of a tailwind going forward, Christian.

Christian Schwab - Craig-Hallum Capital Group - Analyst

Yes, absolutely.

Steven Nielsen - Dycom Industries, Inc. - President and CEO

Because year over year, I think, with the second quarter, we will be lapping much lower prices in the year-ago period.

Christian Schwab - Craig-Hallum Capital Group - Analyst

Great. I don't have any other questions. Thanks.

Operator

(Operator Instructions)

Bill Newby.

Bill Newby - D.A. Davidson & Company - Analyst

Good morning. Bill Newby here for John Rogers.

Just wondering if I could get a feel for your appetite on acquisitions, maybe just in general. And then maybe if you could touch on wireless and if that downturn is causing any attractive prices to emerge that might cause you to look there for acquisitions.

Steven Nielsen - Dycom Industries, Inc. - President and CEO

We did acquisitions, as we said in our comments, in both the first and fourth quarters of the last fiscal year. And a nice acquisition in the first quarter of this year. So certainly we're going to be opportunistic -- clearly at our scale relative to the industry.

We are looking for acquisitions that add to our financial performance. But they are not going to be materially accretive just given the size differential. So we certainly are always looking. But, clearly, right now we think the highest and best use of our cash is through organic growth, which is reflected in our updated guidance on CapEx.

Certainly we are seeing some opportunities in wireless. I think at this point, from a growth profile, we think our core business probably is more attractive in the intermediate term than what we see on the wireless side. So I'm not sure that I would be dedicating substantial capital there. Although, once again, we are opportunistic; so that may change given the right opportunity.

Bill Newby - D.A. Davidson & Company - Analyst

All right. Thanks. That's all I have.

Operator

Alex Rygiel.

Alex Rygiel - FBR & Company - Analyst

Thanks.

Drew, could you complete the top 10 customer list?

Drew DeFerrari - Dycom Industries, Inc. - CFO

Sure thing, Alex.

Windstream was number six at 6.4% of revenue. Time Warner Cable was number seven at 4.9%. Charter Communications was number eight at 2.5%. Crown Castle was number nine at 1.2%. And Corning was number 10 at 1.2%.

And then, Alex, for the customer split, Telco was at 63.3%; Cable was at 27.7%; Facility Locating was 5.6%; and Electrical and Other was at 3.5%.

Alex Rygiel - FBR & Company - Analyst

And, Steve, as it relates to your fiscal 2Q and 3Q guidance, what's your assumption for wireless revenue? Are we approaching the bottom? Could we see a bounce such that growth returns? Where do we stand in that cycle?

Steven Nielsen - Dycom Industries, Inc. - President and CEO

I would say that as we look ahead, you're probably not going to see a bounce, at least in our business, until Q4. We're not providing guidance. But calendar 2016, from our perspective -- we're not a large participant in the industry -- if it's a bounce, you're not going to need a yardstick to measure it. Let's put it that way.

Alex Rygiel - FBR & Company - Analyst

And then as it relates to your 12-month backlog -- I know you are not a huge fan of looking at backlog to predict the future -- 12-month backlog is up very nicely on a year-over-year basis. But it's somewhat flat over the last three quarters, despite the acquisitions. Is there anything to read into that?

Steven Nielsen - Dycom Industries, Inc. - President and CEO

Yes, I think there are a couple things to keep in mind. There's a lot of opportunity out there, as we said earlier. I think on your question, we're going to be careful to commit our capacity to the customers that we've worked for a long time and that present the best opportunities for us.

So we are being careful in what we commit to. As long as we commit, we are going to make sure we deliver. So I think that's part of it.

I think the other thing is as you look at the trend from Q4 of 2014 into Q1 of 2015, you'll see that was flat. And as you can tell, we had accelerating organic growth for the next four quarters. As you also said, certainly more backlog is better than less, at least as a concept.

But this is one of those times where we're careful. And we think there's plenty of contractual backlog in the business to support our growth outlook.

Alex Rygiel - FBR & Company - Analyst

Steve, one last question, if you don't mind. As it relates to the financing transactions, can you frame what all that means to you and Dycom over the next, call it, three to five years?

Steven Nielsen - Dycom Industries, Inc. - President and CEO

Over the term of the notes, Alex, we will have $16 million, $17 million of increased operating cash flow. So in a period of time in the business where we're investing in working capital and CapEx, that's a great way to do it.

We obviously also thought we had an opportunity through the transaction to take out a substantial block of shares in a way that didn't create any pressure in the market. Make sure that we had a good price for the Company in taking those shares out.

I just think if you think about even the operating cash flow that we will see in the second quarter year over year, last year we had a $10 million coupon payment in January. This year we won't have any. So it just helps the cash profile of the business.

Alex Rygiel - FBR & Company - Analyst

Thank you.

Operator

Alan Mitrani.

Alan Mitrani - Sylvan Lake Management - Analyst

Thank you.

Steve, your slides that you have, slide 9, you talk about potential dilution. Obviously, you explained the convertible note hedge. You say invested $115.8 million in note hedge to offset future dilution -- if any -- from conversion of the notes. Those two words I wanted to understand.

Is your thought that maybe over time, between the time the converts are due, you have a chance to, if the cash flows are good, buy back enough stock or buy other companies so that this really isn't dilutive at all?

Steven Nielsen - Dycom Industries, Inc. - President and CEO

Certainly we've got $16 million, $17 million of operating cash flow per year that obviously can offset the dilution. In the trailing 12 months to this October quarter, we bought back $157 million worth of stock and 2.6 million-plus shares. So we been able to manage the capitalization well.

Other than that I would just say that slides, like most of other corporate communications, are well-lawyered. So I'm sure that's legal qualification of some minor significance.

Alan Mitrani - Sylvan Lake Management - Analyst

Great.

And then going back to the 1990s, since that's what you keep referencing. It seemed like your Company and the others that were competing, and there were several that then came public, were in the rollout phase. You were still buying a lot of companies. You weren't as mature. I think the business was very fast. The CLECs were spending and the overbuilders were coming in, and they wanted the business done.

Now you are dealing with a mature set of customers that seem unlikely just to use any subcontractor or contracting firm to put in projects that seem to be key to their business. Can you just talk about that dynamic this time around? Because a lot of the competition, at least the public competition, doesn't seem to be there.

Steven Nielsen - Dycom Industries, Inc. - President and CEO

Alan, I think I'd frame it a little bit differently. We've always been focused on the incumbent cable and phone companies. That's always been our core customer base. While all those people that you outlined certainly did create some demand in the industry in the 1990s, they are not folks that we spend a whole lot of time paying attention to.

I think I would just say that there's been a lot of consolidation in the industry. Our customers have gotten much larger. And as customers get larger and have bigger needs, we hope and think that our scale may be attractive to them. But that's their call. I think it all depends on us doing a good job every day, or the scale doesn't make any difference.

Alan Mitrani - Sylvan Lake Management - Analyst

Okay. And then on the backlog, did I hear you right? You didn't put any CAF II numbers in your backlog?

Steven Nielsen - Dycom Industries, Inc. - President and CEO

Yes. We're having ongoing discussions. We're not going to get ahead of anything.

We expect projects to be underway from an engineering and planning perspective in the second quarter, and some construction as we get into the spring. But we are not going to get ahead of ourselves here. Once again, it's presumptuous. Our clients are the people that give us the work, and we are not going to get in front of them.

Alan Mitrani - Sylvan Lake Management - Analyst

Right. But you've talked in the past that maybe the way we should look at CAF should be that basically it'll add a top-five customer over time. Such that we're looking at a meaningful step-up in backlog as you get out of the winter months, once all this is finalized.

Steven Nielsen - Dycom Industries, Inc. - President and CEO

I think that's a reasonable expectation; but until it's done, it's not done.

Alan Mitrani - Sylvan Lake Management - Analyst

Great.

Lastly, maybe Drew, can you give me gross CapEx for the quarter?

Drew DeFerrari - Dycom Industries, Inc. - CFO

Yes. I think it was right around $41 million.

Alan Mitrani - Sylvan Lake Management - Analyst

$41 million. And do you have what the trailing revenues are of the company you bought?

Steven Nielsen - Dycom Industries, Inc. - President and CEO

They are in the organic number in this October quarter that we backed out. I think we gave you $80 million zip code, maybe a little bit bigger when we talked in August. No need to change that at this point.

Alan Mitrani - Sylvan Lake Management - Analyst

Okay. Great. Thank you.

Operator

Cobb Sadler.

Cobb Sadler - Catamount Strategic Advisors LLC

Thanks a lot for taking the question, and congrats on the quarter also. I just had a couple questions.

The market for resources -- it looks like with all the buildout in North America, not news, it's really strong. Are you having a hard time sourcing engineers or labor? At some point, does that cap your growth? And do you focus on higher-margin customers with the ability to which you produce revenue? How does that shake out?

Steven Nielsen - Dycom Industries, Inc. - President and CEO

Cobb, the way we've always thought about it is we're hired by customers to create capacity. From that perspective, we are at our best when resources become a little bit tight. That doesn't mean that it's impacting our ability to deliver on commitments, as long as we carefully consider what we commit to before we do. It's certainly tighter than it was a year ago.

I think that's generally true, even in the businesses that are not directly involved in the gigabit deployments, but just in the general market for labor. When you're in the services business, a little scarcity separates those who can deliver from those who may have a little more difficulty.

Cobb Sadler - Catamount Strategic Advisors LLC

Okay, got it.

Two of your largest customers -- two of the telcos -- one of them, the smaller one, has made some noise about maybe moving some fiber to the business or to the home. And maybe using VDSL at 100 megs or 200 megs to put a band-aid on as kind of an intermediate step to their broadband speed increases.

Is the revenue opportunity per sub lower for you with VDSL? And do you think that's going to happen? Are you planning on that?

Also, I guess your largest customer too will be doing some of their major build with copper and not fiber. Do you know what that split is? Or is it just a moving target for you?

Steven Nielsen - Dycom Industries, Inc. - President and CEO

I think we are happy to provide services, whether they are fiber-based or copper-based. All of our customers have evolving strategies as to where those technologies make sense, based on geography and demographics and different views on technology.

I think all of those things are interesting, but, given the magnitude of the opportunities in front of us, not something that is overly concerning if a customer goes one way or another. There's plenty of business out there.

Cobb Sadler - Catamount Strategic Advisors LLC

Okay, got it. Good news.

And then also on the equipment vendors. If you look at the pool of broadband equipment vendors, they haven't seen upticks in their businesses yet. And you have a couple quarters now of just really hitting on all cylinders. I wonder, when will we move to a subscriber turn-up phase as opposed to -- I know the footprint will continue to grow at a good clip -- but when do you think the subs will start to be added in a meaningful way?

Steven Nielsen - Dycom Industries, Inc. - President and CEO

We have limited exposure to that drop installation part of the business. Generally, customers do a good portion of that themselves or use some other folks. Clearly, you've got to get the network built and turned up before you can have the subscriber activity.

I think given the fact that they are spending what they are to deploy the network, it only pays for itself if they hook people up. So I'm sure it's coming. It's just not something that's all that relevant to our business, so we don't spend a whole lot of time thinking about it.

Cobb Sadler - Catamount Strategic Advisors LLC

Okay. Congrats on the growth. Great job. And thanks for taking the questions.

Operator

Alan Mitrani.

Alan Mitrani - Sylvan Lake Management - Analyst

Hello, Steve.

It's hard for a lot of people to wrap their heads around how fast the growth has been. At least in the last calendar year, let's call it, with close to doubling earnings on a cash basis on a 20%-plus revenue beat. And given the stock has gone up a lot. Maybe it should have gone up a lot more in the previous years, but it seems to have gone up a lot in the 12 to 14 months trailing.

It seems like a lot of people, obviously, will look at this and think, with your highest margins in 12 years, that maybe we are at peak despite what your commentary is. I'm not getting that feel at all from your commentary and from the customer commentary. But maybe talk about the mix of where you see sustainable revenue growth in a steady-ish state environment once you come off the initial big increase that you're seeing this year and maybe early into next year.

Steven Nielsen - Dycom Industries, Inc. - President and CEO

I think, as we've tried to indicate in our comments, Alan, 2015 is the foundational year. We think the growth is off of this base. And, honestly, I understand it. I've been doing this a long time. The short answer is we will all see.

But based on what we see and conversations we have with customers, not only about 2016 but their general thought process now that it extends beyond 2016. As long as we do a good job, which we work hard at every day, and provide good service, we think there is plenty of opportunity and plenty of demand that I would say is future demand that is on the bench still getting ready to come in the game. So I guess we will see.

Alan Mitrani - Sylvan Lake Management - Analyst

Great. Thank you.

Operator

There are currently no questions in queue.

Steven Nielsen - Dycom Industries, Inc. - President and CEO

Okay.

We thank everybody for your interest in the Company and your attention on the call. And we look forward to speaking to you the last week of February. Thank you.

Operator

This does conclude our conference for today. Thank you for your participation and for using AT&T Executive TeleConference Services. You may now disconnect.